"BRUCE FUND, INC."
   SCHEDULE OF INVESTEMENTS
	"June 30, 2003"
COMMON STOCKS (38.91%)
No. of Shares	Issue			Cost	Market Value
	Property-Casualty Insurance (3.16%)
"1,400"		RLI Corp.			"$6,496"	"$46,060"
"492,500"	*Gainsco			"142,161"123,125"
	Pharmacuetical/Drug Delivery (9.05%)
"15,600"		*Atrix Labs		"138,111"342,732"
"25,000"		*Elan			"51,789"	"141,000"
	Life Science Products (2.54%)
"10,000"		*Serologicals		"69,847"	"136,000"
	Health Services (10.73%)
"10,071"		*Assisted Living		"60,771"	"52,369"
"103,000"	*Health Grades		"13,325"	"25,750"
"23,000"		*America Service Group	"129,254""411,700"
"20,000"		*Radiologix		"42,400"	"84,000"
	Energy Services (4.38%)
"24,000"		"*Team, Inc."		"64,920"	"192,000"
"5,000"		*Alleghany Energy		"36,500"	"42,250"
	Transportation (5.20%)
"18,600"		*Amerco			"127,663""128,154"
"130,000"	*Rural Metro		"155,338""149,500"
	Rubber Manufacturing (1.67%)
"50,000"		*AirBoss of America	"100,350 "89,000"
	Television (2.16%)
"40,000"		*Summit America		"101,340""115,600"
		Total Common Stocks       1,240,265"	"2,079,240"
WARRANTS (2.17%)
	Mineral Exploration (2.17%)
"200,000"	*Crown Resources Warrants	"108,000"116,000"

PREFERRED STOCK (8.14%)
	Power Producers (8.14%)
"6,000"	AES Convt. C 6.75%		"167,655""203,940"
"6,000"	Calpine 5.0% due 8-1-2005		"161,050""231,000"
		Total Preferred Stocks	"328,705""434,940"
BONDS (50.01%)
Principal		Issue			Cost	Market Value
	U.S. Government (21.57%)
"$4,000,000""U.S. Treasury ""Strips"" bp due 8-15-2028"
				        "912,476"	"1,152,500"
	Corporate (2.13%)
"$150,000"Rural Metro 7.875% due 3-15-2008	"55,500"	"112,500"
"$210,000"*Fleming 9.875% due 5-1-2012 (flat)	"67,200"	"1,050"
	Total Corporate Bonds		"122,700""113,550"
	Corporate Convertibles (26.31%)
"$100,000"Cubist 5.5% due 11-1-2008		"55,880"	"75,500"
"$200,000"Emeritus 6.25% due 1-1-2006	"138,000""138,000"
"$150,000"Finisar 5.25% due 10-15-2008	"78,000"	"111,750"
"$200,000"*Fleming 5.25% due 3-15-2009(flat)	"65,000"	"1,000"
"$100,000"Alexion 5.75% due 3-15-2007	"61,125"	"78,500"
"$200,000"*Adelphia 6.00% due 2-15-2006(flat)	"91,750"	"34,000"
"$100,000"Curagen 6.00% due 2-2-2007	"65,000"	"80,000"
"$400,000"Internet Capital 5.50% due 12-21-2004"117,000""160,000"
"$2,500,000"*Kellstrom 5.5% due 6-15-2003(liquidating)"143,750""137,500"
"$1,000,000"*Kellstrom 5.75% due 10-15-2002(liquidating)	"53,750""55,000"
"$700,000"Ibasis 5.75% due 3-15-2005	"153,000"322,000"
"$200,000"Level 3 Comm. 6.00% due 3-15-2010	"34,000"	"143,000"
"$200,000"*Reptron 6.75% due 8-1-2004(restructuring)"64,500"70,000"
	Total Corporate Convertibles  	"1,120,755""1,406,250"

		Total Bonds		"$2,155,931""$2,672,300"

		Total Investments (99.23%)"$3,832,901""$5,302,480"

		"Cash, other assets less liabilities (0.77%)""$41,382"

		TOTAL NET ASSETS (100%)	"$5,343,862"

72:  The accompanying notes to financial statements are
 an integral part of this schedule.
	*Non-cash income producing